UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2013

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-166447 (1933 Act)	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Sanofi–Aventis – Bridgewater, NJ – On April 5, 2013, Cole CCIT Acquisitions, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Cole Corporate Income Partnership, LP (“CCI OP”), the operating partnership of Cole Corporate Income Trust, Inc. (the “Company”), entered into an agreement of purchase and sale with 55 Corporate Unit IV LLC (“55 Corporate Unit IV”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement of purchase and sale, the Company agreed to purchase a 205,439 square foot office building located in Bridgewater, New Jersey (the “Sanofi Property”) for a gross purchase price of $72.3 million, exclusive of closing costs. The Company paid a $1.8 million deposit, which is currently held by an independent escrow agent, and an additional $1.8 million deposit will be due prior to acquisition. The Sanofi Property was constructed in 2011 and is 100% leased to Sanofi–Aventis U.S. Inc.
F5 Networks – Seattle, WA – On April 4, 2013, Cole OF Seattle WA, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of CCI OP, entered into an agreement of purchase and sale with CLPF – Elliot West, L.P. (“CLPF”), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement of purchase and sale, the Company agreed to purchase a 299,643 square foot office building (the “F5 Property”), located in Seattle, Washington for a gross purchase price of $142.5 million, exclusive of closing costs. The Company paid a $1.5 million deposit, which was held by an independent escrow agent and applied to the purchase price upon purchase of the property. The F5 Property was constructed in 2000 and is 100% leased to F5 Networks, Inc.
On April 8, 2013, Cole OF Seattle WA, LLC, a Delaware limited liability company (the “Borrower”), a wholly-owned subsidiary of CCI OP, entered into a mortgage loan agreement with PNC Bank, National Association (the “Lender”) in the principal amount of $71.0 million (the “Loan”) which matures on May 1, 2023 (the “Maturity Date”). The Loan is secured by the F5 Property and guaranteed by the Company. The Borrower will make interest payments to the Lender based on a fixed rate of 3.55% per annum, with interest only payments due monthly through the Maturity Date.
The Loan may not be prepaid in whole or in part prior to April 30, 2015. Subsequent to April 30, 2015, but prior to October 31, 2022, the Loan may be prepaid in whole but not in part, upon payment of applicable prepayment consideration. There is no prepayment consideration due if the Company prepays the Loan in whole or in part subsequent to October 31, 2022. The Loan is non-recourse to the Company and the Borrower, but each is liable for customary non-recourse carve-outs.
Upon the occurrence of an event of default, interest on the Loan would accrue at an annual default interest rate equal to the lesser of the then-current interest rate plus 5.00%, or the maximum rate permitted by the state law governing the Loan and any outstanding principal and interest would be payable on demand.
Item 2.01    Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 of this current report on Form 8-K in reference to the F5 Property and the Loan is hereby incorporated by reference into this Item 2.01.
The Company, through its wholly-owned subsidiary, acquired the F5 Property from CLPF on April 8, 2013. The principal provisions of the lease terms for the major tenant at the F5 Property are set forth in the following table:

		Total	% of Total			Effective Base
		Square	Rentable	Renewal	Effective	Rent per
	Major	Feet	Square	Options	Annual	Square
Property Description	Tenants (1)	Leased	Feet	(2)	Base Rent (3)	Foot (3)		Lease Term (4)
F5 Networks - Seattle, WA	F5 Networks, Inc.	299,643	100%	2/5 yr.	$8,425,389	$28.12	(5)	4/8/2013	-	7/31/2022

(1)					Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)					Represents the number of renewal options and the term of each option.
(3)					Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.
(4)
Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised. Pursuant to the lease, the tenant is required to pay substantially all operating expenses in addition to base rent.

(5)					The annual base rent under the lease increases each year by $1.00 per square foot.
The purchase of the F5 Property was funded with proceeds from the Company’s ongoing public offering of common stock, borrowings from the Company's $400.0 million revolving credit facility, which is described in the Company's current report on

Form 8-K filed on March 8, 2013 (the “Credit Facility”) and the Loan. In connection with the acquisition, the Company paid an affiliate of Cole Corporate Income Advisors, LLC, the Company’s advisor, acquisition fees of approximately $2.9 million.
In evaluating the F5 Property as a potential acquisition, including the determination of an appropriate purchase price, the Company considered a variety of factors, including the condition and financial performance of the F5 Property; the terms of the existing lease and the creditworthiness of the tenant; the F5 Property's location, visibility and access; age of the F5 Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. There are no plans for any renovations, improvements or development of the F5 Property. The Company believes the F5 Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K pertaining to the Loan is hereby incorporated by reference into this Item 2.03.

As of April 8, 2013, the borrowing base under the Credit Facility, based on the underlying collateral pool for qualified properties, was $217.2 million, and the amount outstanding under the Credit Facility was $180.0 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 4, 2013, Marc T. Nemer resigned from his position as a member of our board of directors and from all committees of our board of directors. Mr. Nemer's resignation is not due to any disagreements with us on any of our operations, policies or practices.  A copy of Mr. Nemer's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Nemer continues to serve as the chief executive officer and president of our advisor and as president, secretary and treasurer of our dealer manager.

Effective as of April 4, 2013, Leonard W. Wood resigned from his position as a member of our board of directors and from all committees of our board of directors. Mr. Wood's resignation is not due to any disagreements with us on any of our operations, policies or practices.  A copy of Mr. Wood's resignation letter is attached as Exhibit 99.2 to this Current Report on Form 8-K.

As a result of Mr. Nemer's and Mr. Wood's resignations, our directors have determined to reduce the size of our board of directors to three members.
Item 8.01    Other Events

On March 13, 2013, the Company filed a Current Report on Form 8-K disclosing a potential indirect change in control of Cole Corporate Income Advisors, LLC, the Company's advisor, and of Cole Capital Corporation, the Company's dealer manager. On April 5, 2013, Cole Credit Property Trust III, Inc. (“CCPT III”) acquired the Company's sponsor pursuant to a transaction whereby Cole Holdings Corporation (“Cole Holdings”) merged with and into CREInvestments, LLC (“CREI”), a wholly-owned subsidiary of CCPT III. Prior to the merger, Cole Holdings was wholly-owned by Mr. Christopher H. Cole, the Company's chairman of the board, chief executive officer and president. Cole Holdings was also an affiliate of the Company's sponsor, the parent company and indirect owner of the Company's advisor, and was the indirect owner of the Company's dealer manager. As a result of the merger, the Company's advisor and dealer manager are wholly-owned by CREI.  Also in connection with the merger, the property management services previously performed for the Company by Cole Realty Advisors, Inc. have been assigned to CREI Advisors, LLC, a wholly-owned subsidiary of CREI. Despite the indirect change in control of the Company's advisor and dealer manager, and the assignment of these property management services to CREI Advisors, LLC, the Company expects that the advisory, dealer manager and property management services it receives will continue without any changes in personnel or service procedures.
Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before June 22, 2013, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Mr. Nemer's resignation letter, dated April 4, 2013

99.2 Mr. Wood's resignation letter, dated April 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2013	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Mr. Nemer's resignation letter, dated April 4, 2013

99.2	Mr. Wood's resignation letter, dated April 4, 2013